Exhibit (16)(a)

EA SERIES TRUST

POWER OF ATTORNEY

The undersigned trustees of EA Series Trust (the “Trust”) hereby appoint Wesley R. Gray and John Vogel  (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with or register any security issued by the Trust under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the U.S. Securities and Exchange Commission thereunder, with respect to the Trust’s Registration Statement on Form N-14 as it relates to the reorganization of the Blue Chip Fund, a series of Bridgeway Funds, Inc., with and into the EA Bridgeway Blue Chip ETF, a series of the Trust, including any and all pre- and post-effective amendments and exhibits thereto and any and all documents required to be filed with respect thereto, with the U.S. Securities and Exchange Commission or any other regulatory authority.  Each of the undersigned grants to each of said attorneys and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Each undersigned trustee hereby executes this Power of Attorney as of the 27th day of June 2022.

/s/ Wesley Gray		/s/ Emeka Oguh
Wesley Gray, Ph.D.		Emeka Oguh
Title:	Trustee	Title:	Trustee

/s/ Michael Pagano		/s/ Daniel Dorn
Michael Pagano, Ph.D.		Daniel Dorn, Ph.D.
Title:	Trustee	Title:	Trustee